Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Leo Mentzelopoulos , Chief Executive and Financial Officer of Cavalier Holdings, Inc. (the “Company”), certify, that to the best of my knowledge, based upon a review of the annual report on Form 10-KSB for the transition period ending December 31, 2007 of the Company (the “Report”):

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2008

/s/ Leo Mentzelopoulos
Leo Mentzelopoulos Chief Executive Officer, Director